MAY 07, 2020 / 1:00PM GMT, Q1 2020 Sturm Ruger & Company Inc Earnings Call

THOMSON REUTERS FINAL TRANSCRIPT Q1 2020 Sturm Ruger & Company Inc Earnings Call EVENT DATE/TIME: MAY 07, 2020 / 1:00PM GMT

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MAY 07, 2020 / 1:00PM GMT, Q1 2020 Sturm Ruger & Company Inc Earnings Call

CORPORATE PARTICIPANTS

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Senior VP, Treasurer & CFO

CONFERENCE CALL PARTICIPANTS

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by. And welcome to the first quarter Sturm, Ruger Earnings Conference Call. (Operator Instructions) Please be advised that conference call is being recorded. (Operator Instructions)

I would now like to hand the conference call over to our speaker, Mr. Chris Killoy, Chief Executive Officer. Sir, you may begin.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good morning, and welcome to the Sturm, Ruger & Company First Quarter 2020 Conference Call. Before we get started, I would like to ask Kevin Reid, our General Counsel, to read the caution on forward-looking statements. Kevin?

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Sure, Chris. We want to remind everyone that statements made in the course of this meeting that state the company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the company's SEC filings, including, but not limited to, the company's reports on Form 10-K for the year ended December 31, 2019, and of course, on the Form 10-Q for the first quarter of 2019, which we filed last night. Copies of the documents may be obtained by contacting the company or the SEC or on the company website at ruger.com/corporate or the SEC website at sec.gov.

We do reference non-GAAP EBITDA. Please note that the reconciliation of GAAP net income to non-GAAP EBITDA can be found in our Form 10-K for the year ended December 31, 2019, and Form 10-Q for the first quarter of 2019, both of which are posted to our website.

Furthermore, the company disclaims all responsibility to update forward-looking statements. Chris?

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MAY 07, 2020 / 1:00PM GMT, Q1 2020 Sturm Ruger & Company Inc Earnings Call

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you, Kevin. Before we discuss our first quarter results, I want to provide an update on the impact that the coronavirus pandemic, or COVID-19 has had on Ruger. As all of you know, the COVID-19 pandemic has created significant uncertainty and adversely impacted many industries throughout the global economy. It has also left a trail of heartbreak and sorrow across an anxious nation. We are humbled on a daily basis watching the heroic actions of our health care workers and first responders.

Any adverse financial impact on our business was negligible in the first quarter of 2020. Nevertheless, we took many proactive steps to maintain the health and safety of our employees and mitigate its impact on our business. These actions included providing all hourly employees with an additional 2 weeks of paid time off; encouraging employees to work remotely wherever possible and implementing social distancing throughout each manufacturing facility, including in every manufacturing cell; communicating with and assisting employees with potential health issues; restricting visitor access to avoid introducing new people to the factory environment; implementing additional cleaning, sanitizing and other health and safety processes to maintain a clean and safe workplace; manufacturing and donating personal protective equipment to hospitals, health care facilities and police and fire departments in our local communities. The total cost of these actions are expected to approximate $2.5 million in 2020, of which approximately $400,000 was recognized during the first quarter of 2020.

The impact of COVID-19 on our business has increased in the past month. But we have been fortunate and have been able to keep all of our facilities open with only limited restrictions on production. We could not have accomplished this feat without the determination and dedication of our 1,600 employees, who have risen to the occasion, rallied around each other and kept our factories productive under difficult circumstances. I could not be prouder of how well we responded to this crisis.

We know the COVID-19 pandemic is not over. We are well positioned to manage through this crisis, and we continue to monitor and adjust our mitigation efforts daily. Our financial strength, evidenced by our debt-free balance sheet and our cash and short-term investments, which now exceed $200 million coupled with our unused $40 million credit facility, provide abundant financial security and flexibility.

Now Tom Dineen, our Chief Financial Officer, will give an overview of the first quarter financial results, and then I will discuss the current market and update you on our operations, and then we'll get to your questions. Tom?

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Senior VP, Treasurer & CFO

Thanks, Chris. For the first quarter of 2020, net sales were $123.6 million and diluted earnings were $0.87 per share. For the comparable prior year period, net sales were $114 million and diluted earnings were $0.74 per share. Strong consumer demand, exciting new products, and reduced reliance on sales promotions all contributed to our improved earnings.

The balance sheet. At March 28, 2020, our cash and short-term investments totaled $187.6 million. Our current ratio was 4.2:1, and we have no debt. As Chris just mentioned, due to our strong cash collections in April, our cash and short-term investments now exceed $200 million.

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MAY 07, 2020 / 1:00PM GMT, Q1 2020 Sturm Ruger & Company Inc Earnings Call

At March 28, 2020, stockholders' equity totaled $297.8 million, which equates to a book value of $17.03 per share.

Cash provided by operations during the first quarter of 2020 was $31.1 million.

Cash returned to shareholders. In the first quarter of 2020, the company returned $3 million to its shareholders through the payment of dividends. Our Board of Directors declared a $0.35 per share quarterly dividend for shareholders of record as of May 18, 2020, payable on June 1, 2020. As a reminder, our quarterly dividend is approximately 40% of net income and therefore, varies quarter-to-quarter.

That's the financial update for the first quarter. Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Tom. Now let's talk about demand. Since the latter stages of the first quarter of 2020, there has been a significant increase in consumer demand. The estimated unit sell-through of Ruger products from the independent distributors to retailers increased 37% in the first quarter of 2020 compared to the prior year period. For the same period, the National Instant Criminal Background Check System background checks, as adjusted by the National Shooting Sports Foundation, commonly referred to as adjusted NICS, increased 42%. Anecdotal evidence suggest that this increased demand, especially during the last few weeks of the quarter, may likely be related to COVID-19, the impact of state-level restrictions and heightened concern for personal protection.

New products. Sales of new products represented $23 million or 20% of our new firearm sales in the first quarter of 2020. New product sales include only major new products that were introduced in the past 2 years, which include the Ruger-57 pistol, the LCP II pistol in .22 caliber, the Wrangler revolver, the PC Charger and the AR-556 pistol.

As a reminder, derivatives and product line extensions of mature product families are not included in our new product sales calculation, but they provide great value and opportunity to our immediate customers, the independent wholesale distributors, the retailers and ultimately, the consumer. Notably, in the first quarter, we launched 22 new distributor exclusives and product line extensions.

Production and inventory. We base our production and inventory and manage our inventory levels, primarily through semi-monthly reviews of our sales, the estimated sales of our products from the independent distributors to retailers and our inventory and that of our independent distributors. We were unable to ramp up production quickly enough to meet the increased demand in March. As a result, the combined inventories of our warehouses and at our distributors decreased 113,000 units during the first quarter of 2020. Although we do not have comprehensive inventory data at the retail level, the retail information we do gather suggests that retailer inventory of Ruger as well as most other firearms brands has been depleted in the last month or two.

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MAY 07, 2020 / 1:00PM GMT, Q1 2020 Sturm Ruger & Company Inc Earnings Call

Capital expenditures. Capital expenditures in the first quarter of the year were $4.1 million. Our engineering teams are actively engaged in exciting new products, and I remain optimistic that our new product development activity is going forward at its usual pace and look forward to providing updates throughout 2020. Accordingly, we expect our total capital expenditures to approximate $20 million in 2020.

Cash and short-term investments. Our cash and short-term investments balance was $188 million at the end of March and currently exceeds $200 million. Obviously, this is more than we need to support our normal operations. Our long-term capital allocation philosophy has not changed. Our strategy is predicated on remaining financially strong, fiscally disciplined and focused on delivering long-term value to shareholders. We are looking for opportunities to generate strong returns with our capital, and we are prepared to move quickly if the right opportunity arises at the right price. Our short-term capital allocation philosophy has changed as we face the uncertainty of the COVID-19 pandemic. Our top priority remains protecting Ruger and our employees and as such, we will maintain abundant financial security and flexibility as we navigate through this current crisis. Nevertheless, we will continue to be on the lookout for opportunities to employ our capital and create shareholder value.

Operator, may we have the first question.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) The first question will come from the line of Mark Smith of Lake Street.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Just kind of big picture here. It looks like the most similar historical precedent that we've got to the current environment is kind of that late 2012 through 2013 gun surge, if you will. How -- can you just walk us through big picture how this time is similar or different from that? And how do we should -- if we should be looking at this in the same way?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you, Mark. I think the biggest difference between this time period and that time period that we're referring to is likely the suddenness of this surge in demand. I think in the previous time period, you mentioned, it was following an election cycle. Obviously, a change in the political spectrum can be anticipated and that can drive some changes, but that was not as rapid and as sudden as we saw in the middle of March. And I think that was the biggest difference. The other obvious difference is with the COVID-19 pandemic in our communities, we have to be extraordinarily careful in how we take care of our employees, how we manage production and how we ramp up production. So it's quite a bit different than that time period in my mind.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay. And that leads to my next question. What steps do you need to take to ramp production up to kind of this higher and, let's call it, 500,000 units per quarter or more? And how do you navigate that during the pandemic to be able to kind of ramp that production back up?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good question. We've got a very active hiring process in place right now. People who are interested in working at Ruger, they can go to our website, www.ruger.com, and we've got a lot of jobs posted. However, I will tell you, the process is a lot more involved. We actually have a 10-step process that our HR teams have put together. They really seeks to make sure that the folks coming in to our environment are safe and particularly, our existing workforce is safe as we introduce new folks potentially into their workspace. And so we've got -- we're fortunate to have nurses, several nurses that work for Ruger. And that's been a big factor in our ability to manage through this. And so it's a lot more cumbersome. But we think that extra prudence, while it may delay ramping as quickly as we might like, we think it's the right way to go to make sure we're protecting our employees and protecting our existing production capacity.

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MAY 07, 2020 / 1:00PM GMT, Q1 2020 Sturm Ruger & Company Inc Earnings Call

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay. I guess to look at it again and maybe more directly, do you feel -- do you have confidence that you can get to that high level if we look at it at 0.5 million units per quarter produced? Can you get to that level? Or is there just impediments that keep you from getting back to that high level of production?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, you have to remember, in some of those -- when you look at some of those years in previous history where Ruger produced in excess of 2 million units in a year, a lot of those were very focused on individual product lines like the LCP, the 10/22, et cetera. Our mix today is much more balanced, to be perfectly honest. We have a lot more product lines, rifles, revolvers and pistols. They cover a lot more individual models. And so that's a challenge. It's also a challenge ramping up of the supply line. So as you know, we don't give forward-looking guidance. But we're going to do our best to go after that demand where we see it. And it's a combination of both the people, the manufacturing capacity in terms of machines as well as the supply chain. All of those are involved in pursuing that. And we want to make sure what we're doing makes sense long term. We've got -- we've managed through quite a few of these ups and downs and kind of as a reminder, in the last 25, 26 years, you've heard me say it before, we've had about 16 year-over-year up years. But we've also had 10 or 11 year-over-year down years. And so we try to make sure we're ready to succeed in both those up and down years.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay. And then sorry if I missed it during the commentary, but have you guys had any temporary shutdowns or any outbreaks or cases that have hurt production either during the quarter, late in the quarter or as we look quarter to date?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

We've been very fortunate. And as some of you may have seen reported in the North Carolina press, we did have 1 case of COVID-19 with an active employee. We've only had, frankly, very minor disruptions. We have rigorous procedures in place to clean work areas, clean the entire factory to a high standard to disinfect it. Even if we get a suspicion of somebody waiting a test, we have a very disciplined process to go ahead and manage through that. So to date and through first quarter and through today, we've had, like I said, only minimal disruptions. All of our factories have remained open and employee health will remain our top priority as we go forward.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay. And then I think the last one for me. Just looking at the ASP, your price on shipped units is a little lower than maybe I would have expected given some of the pricing on the backlog and the orders received. Were you able to clean up maybe some aged inventory, which pushed that a little lower? Or was there any other dynamic going on, on the ASP on shipped units?

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MAY 07, 2020 / 1:00PM GMT, Q1 2020 Sturm Ruger & Company Inc Earnings Call

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Again, without getting into the finite details, I think the biggest change you probably saw in there was when you look at the mix of products. If you remember this time last year, the Wrangler line of single-action revolvers had just been introduced. We were in the beginning of ramping up production there. And this year, the Wrangler line is kind of hit its full stride. So the Wrangler is a lower-priced model. There's lots of Wranglers in that mix. We also have lots of LCPs to include the brand-new LCP chambered in .22 rifle. And all of that, while they're great guns and generate a lot of volume in terms of average seller price, they're slightly lower than some of the models in the mix, particularly things like the Ruger-57 pistol.

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Senior VP, Treasurer & CFO

I think Ryan Hamilton is right up for question.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

Sorry about that. I don't know exactly what happened, but I'm happy to ask a couple of questions here. You touched a little bit on the cadence of the quarter, how things picked up in March. Could you walk us through kind of what January and February looked like and maybe March relative to last year? Kind of just give us a little picture of the cadence of the quarter, if you don't mind.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. Thank you, Ryan. Actually, we had a -- we were moving through the quarter at a pretty good pace. And we had a good January and a good February. And frankly, it was a -- when things kind of accelerated in March, that was certainly a factor, but we were, again, doing fairly well in January and February. Our new products were doing extremely well. Like I mentioned before, the Wrangler had hit its stride. The new products that we launched at the SHOT Show, the -- particularly the Ruger-57 pistol and the Ruger LCP II in .22 were both off to fantastic starts. And then we also -- we launched in -- near the end of the quarter, the PC charger pistol. So all of that contributed to the positive excitement from the good news standpoint. And obviously, the impact of COVID-19 spread across the country and its impact is devastating in so many ways. And again, that's only part of the story in this quarter.

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MAY 07, 2020 / 1:00PM GMT, Q1 2020 Sturm Ruger & Company Inc Earnings Call

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

Could you -- on looking back over the last couple of years, looks like cash and short-term investments are at a higher level than I can recall. Is there -- could you kind of give us the makeup of that short-term investments? I know that's kind of a -- usually, it's in cash for you guys. Could you kind of touch on where that's invested?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

It's -- when we say short-term investments, it's T-bills. So we're very conservative in our approach. We keep those in a very liquid state, and we like to be able to move quickly if we see an opportunity that makes sense for us. But obviously, with that much cash, a few years ago, we started to put that into treasuries rather than pure cash accounts.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

It's a good position to be in today, for sure. Oftentimes, when you see these spikes in demand in firearms, you also see kind of sometimes a bottleneck on the ammunition front. Could you talk a little bit about what you're seeing in that market as far as the accessibility of buying ammunition?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I know anecdotally and talking to my friends in the business and talking to our primary customers at wholesale and retail level, certainly, ammunition, like 9-millimeter, in particular, was very scarce. A lot of people were we're buying 9-millimeter ammo, taking anything they could get. One of the things we were concerned about with the success of our Ruger-57 pistol that uses the 5.7x28-millimeter cartridge and the folks that manufacture that have done a fine job keeping up with that. And so, so far, we don't see the ammunition having a negative impact on the sale of new guns.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

Sweet, that's good to hear. I know you kind of touched a little bit on headcount and any slowdown in production. Can you just give us a picture what the -- what your shifts look like at your different plants, please?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Shifts, okay. Yes. Sorry about that, I didn't hear it. Well, the shifts are largely driven at our plants, not just by total demand, but capacity of individual lines. Sometimes we have lines where we flex our capacity and work weekend shifts and staggered shifts, so that we can increase production on a short-term basis without increasing the number of machines committed to that line. So it varies on plant by plant. Obviously, first shift is strongest. Second shift goes on in all 3 plants. And then in some of the plants, we have a third shift, but it's not the typical in some of those operations. It's not like we think of an old school auto manufacturer, where the same thing that's done on second and third shift is done on first shift. I mean we use that to flex up. And so we have all 3 plants that have all 3 shifts, but it varies in terms of what is being done on those second and third shifts.

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

Perfect. And last one for me. Any commodity inflation to note?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

We haven't seen any. We -- given our strong balance sheet, we've been able to look forward. We try to work with all of our vendors when this pandemic first hit to make sure we took care of our vendors, make sure they remember Ruger always pays on time and make sure we can be first in line in terms of supply. And by and large, our vendors have done very well. We haven't seen any commodity impacts on pricing. We've got a good supply of steel. So we're okay there. And we've been working with our suppliers as they manage through their own challenges of keeping their factories and their offices open as well. So it's been a challenge, but our supply chain folks have done a great job keeping the pump primed and keeping us in production.

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MAY 07, 2020 / 1:00PM GMT, Q1 2020 Sturm Ruger & Company Inc Earnings Call

Ryan F. Hamilton Morgan Dempsey Capital Management, LLC - Portfolio Manager

And are you seeing -- you touched on it. Are you seeing any kind of potential bottlenecks from vendors and suppliers as far as them having to close down? Or I know you said it's been a challenge. But are you seeing anything to note or anything that we should be overly concerned with?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

No, it's actually been very minimal. We've had a couple of folks while they dealt with the individual illnesses in their plant and went through cleaning procedures and things like that, they did so in a pretty rapid manner and got back online in short order. And so we've been very pleased with our supply chain and our suppliers. They've done a great job as well as folks in our facilities.

Operator

(Operator Instructions) And at this time, there are no further questions in the queue.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

I would like to again thank our 1,600 employees for their hard work and dedication during these difficult times. On behalf of all of us at Ruger, I also want to thank all of the first responders, nurses, doctors and other emergency and medical personnel that are fighting this pandemic and helping our fellow Americans at the point of the attack. I also want to thank everyone for forming other essential work, our truck drivers, grocery store workers, sanitation workers, postal carriers, military service members and, of course, factory workers like our dedicated Ruger employees.

Thank you for attending our conference call and for your continued interest in Ruger. I encourage all of you to listen to our annual meeting of shareholders, which will take place next Wednesday, May 13, at 9:00 a.m. Eastern Time. The log-in information can be found at the end of our earnings release and at www.virtualshareholdermeeting.com/rgr2020. Shareholders received their instructions to log into the virtual annual meeting when they received their proxy materials last month. Thank you again, and stay safe.

Operator

Ladies and gentlemen, thank you for participating in today's conference call. You may now disconnect.

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